Exhibit 99.1 PRESS RELEASE, DATED JANUARY 28, 2016, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE THIRD QUARTER FISCAL 2016

EnerSys Reports Third Quarter Fiscal 2016 Results
Reading, PA, USA, January 28, 2016 -- EnerSys (NYSE: ENS) the global leader in stored energy solutions for industrial applications, announced today results for its third quarter of fiscal 2016, which ended on December 27, 2015.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the third quarter of fiscal 2016 were $38.5 million, or $0.86 per diluted share, including an unfavorable highlighted net of tax impact of $0.06 per share from a charge of $2.4 million for restructuring plans and $0.6 million for ERP system implementation.

The Net earnings of $0.86 per diluted share compares to Net earnings of $1.04 per diluted share for the third quarter of fiscal 2015, which included an unfavorable highlighted net of tax impact of $0.05 per share impact from charges of $1.9 million for restructuring and other exit costs, $0.4 million for ERP system implementation and $0.1 million for fees related to acquisition activities.

Excluding these highlighted items, adjusted Net earnings per diluted share for the third quarter of fiscal 2016, on a non-GAAP basis, were $0.92, which is in the mid range of the guidance of $0.90 to $0.94 per diluted share given by the Company on
November 2, 2015. These earnings compare to the prior year third quarter adjusted Net earnings of $1.09 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for the third quarter of fiscal 2016 were $573.6 million, a decrease of 6% from the prior year third quarter net sales of $611.6 million and a 1% sequential quarterly increase from the second quarter of fiscal 2016 net sales of $569.1 million. The 6% decrease compared to prior year quarter was largely the result of a 7% decrease due to foreign currency translation impact and a 1% decrease in organic volume, partially offset by a 2% increase from acquisitions. The 1% increase in the current quarter compared to the second quarter of fiscal 2016 was the result of a 3% increase in organic volume, partially offset by a 1% decrease each from pricing and foreign currency translation impact.

The Company’s operating results for its business segments for the third quarters of fiscal 2016 and 2015 are as follows:

	Quarter ended
	($ millions)
	December 27, 2015	December 28, 2014
Net sales by segment
Americas	$306.3	$314.3
EMEA	196.8	242.3
Asia	70.5	55.0

Total net sales	$573.6	$611.6

Operating earnings
Americas	$41.6	$41.7
EMEA	16.5	27.8
Asia	1.7	2.4
Restructuring and other exit charges - Americas	(0.9)	—
Restructuring and other exit charges - EMEA	(2.1)	(0.5)
Restructuring charges - Asia	(0.2)	(1.9)
ERP system implementation - Americas	(1.0)	(0.7)
Acquisition activity expense - Americas	—	(0.1)
Acquisition activity expense - Asia	(0.1)	—

Total operating earnings	$55.5	$68.7
EMEA - Europe, Middle East and Africa

Net earnings for the nine months of fiscal 2016 were $126.9 million, or $2.76 per diluted share, including an unfavorable net of tax impact of $0.14 per share from a charge of $5.3 million for restructuring plans, $2.9 million for legal proceedings charge, net, $1.7 million for ERP system implementation and $0.4 million for fees related to acquisition activities, partially offset by a gain of $3.3 million relating to the sale of a facility in our Asia segment and a tax benefit of $1.0 million related to accelerated stock-based compensation of senior executives.

Net earnings for the nine months of fiscal 2015 were $154.7 million, or $3.19 per diluted share, including a favorable net of tax impact of $0.02 per share from a legal accrual reversal, net of professional fees of $9.9 million and gain of $2.0 million in connection with the disposition of our equity interest in Altergy, pursuant to a legal settlement, partially offset by charges of $4.6 million for restructuring and other exit costs, $5.3 million for stock-based compensation of senior executives, $0.9 million for ERP system implementation and $0.4 million for fees related to acquisition activities.

Adjusted Net earnings for the nine months of fiscal 2016, on a non-GAAP basis, were $2.90 per diluted share. This compares to the prior year nine months adjusted Net earnings of $3.17 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company's use of non-GAAP adjusted financial information.

Net sales for the nine months of fiscal 2016 were $1,704.8 million, a decrease of 9% from the net sales of $1,875.6 million in the comparable period in fiscal 2015. The 9% decrease was largely the result of an 8% decrease due to foreign currency translation impact and a 3% decrease in organic volume, partially offset by a 1% increase each from acquisitions and pricing.

The Company's operating results for its business segments for the nine months of fiscal years 2016 and 2015 are as follows:

	Nine months ended
	($ millions)
	December 27, 2015	December 28, 2014
Net sales by segment
Americas	$945.8	$978.4
EMEA	582.9	717.6
Asia	176.1	179.6

Total net sales	$1,704.8	$1,875.6

Operating earnings
Americas	$137.3	$126.1
EMEA	54.2	82.5
Asia	1.8	10.5
Restructuring charges - Americas	(1.5)	—
Restructuring and other exit charges - EMEA	(4.6)	(4.1)
Restructuring charges - Asia	(0.9)	(1.9)
Competition investigations and related legal charges - EMEA	(4.0)	—
Reversal of legal accrual, net of fees - Americas	0.8	16.2
Gain on sale of facility - Asia	4.3	—
ERP system implementation - Americas	(2.8)	(1.4)
Stock-based compensation of senior executives (Americas $3.7, EMEA $2.7, Asia $0.7)	—	(7.1)
Acquisition activity expense - Americas	(0.2)	(0.2)
Acquisition activity expense - Asia	(0.3)	(0.2)

Total operating earnings	$184.1	$220.4

"Our adjusted earnings per share of $0.92 for our third quarter was in the mid range of our previously announced guidance of $0.90 to $0.94,” stated John D. Craig, chairman and chief executive officer of EnerSys. “We continue to experience reserve power spending pauses, primarily in the Middle East and the Americas. Current reserve power order intake is strong in Asia. Our fourth quarter guidance for non-GAAP adjusted Net earnings per diluted share is $0.98 to $1.02, which excludes an expected charge of $ 0.04 from our ongoing restructuring programs, ERP system implementation and acquisition expenses.”

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measure “adjusted Net Earnings” in their analysis of the Company's performance. This measure, as used by EnerSys in past quarters and years, adjusts Net Earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and those charges and credits that are not directly related to operating unit performance, such as fees and expenses related to acquisition activities, stock-based compensation of senior executives, significant legal proceedings, ERP system implementation and tax valuation allowance changes. Because these charges are not incurred as a result of ongoing operations or are incurred as a result of a potential or previous acquisition, they are not a helpful measure of the performance of our underlying business particularly in light of their unpredictable nature. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for Net Earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net Earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP adjusted financial measures to preliminary amounts. Non-GAAP adjusted Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	December 27, 2015		December 28, 2014
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported Net earnings	$38.5		$49.2
Non-GAAP adjustments, net of tax:
Restructuring charges	2.4	(1)	1.9	(1)
ERP system implementation	0.6	(3)	0.4	(3)
Acquisition activity expense	—		0.1	(6)
Non-GAAP adjusted Net earnings	$41.5		$51.6

Outstanding shares used in per share calculations
Basic	44,394,925		45,188,942
Diluted	44,976,204		47,368,173

Non-GAAP adjusted Net earnings per share:
Basic	$0.94		$1.14
Diluted	$0.92		$1.09

Reported Net earnings per share:
Basic	$0.87		$1.09
Diluted	$0.86		$1.04
Dividends per common share	$0.175		$0.175

The following table provides the regional allocation of the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended
	December 27, 2015		December 28, 2014
	Pre-tax	Net of tax	Pre-tax	Net of tax
	($ millions)		($ millions)
(1) Restructuring and other exit charges - Americas	$0.9	$0.5	$—	$—
(1) Restructuring and other exit charges - EMEA	2.1	1.7	0.5	0.5
(1) Restructuring - Asia	0.2	0.2	1.9	1.4
(3) ERP system implementation - Americas	1.0	0.6	0.7	0.4
(6) Acquisition activity expense - Americas	—	—	0.1	0.1
(6) Acquisition activity expense - Asia	0.1	—	—	—
Total Non-GAAP adjustments	$4.3	$3.0	$3.2	$2.4

EMEA - Europe, Middle East and Africa

	Nine months ended
	December 27, 2015		December 28, 2014
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported Net earnings	$126.9		$154.7
Non-GAAP adjustments, net of tax:
Restructuring charges	5.3	(1)	4.6	(1)
Legal proceedings charge / (reversal of legal accrual, net of fees)	2.9	(2)	(9.9)	(2)
Gain on disposition of equity interest in Altergy	—		(2.0)	(2)
ERP system implementation	1.7	(3)	0.9	(3)
Stock-based compensation of senior executives	—		5.3	(4)
Gain on sale of facility	(3.3)	(5)	—
Acquisition activity expense	0.4	(6)	0.4	(6)
Tax benefit related to stock-based compensation of senior executives	(1.0)	(7)	—
Non-GAAP adjusted Net earnings	$132.9		$154.0

Outstanding shares used in per share calculations
Basic	44,524,289		46,073,961
Diluted	45,912,659		48,543,896

Non-GAAP adjusted Net earnings per share:
Basic	$2.99		$3.34
Diluted	$2.90		$3.17

Reported Net earnings per share:
Basic	$2.85		$3.36
Diluted	$2.76		$3.19
Dividends per common share	$0.525		$0.525

The following table provides the regional allocation of the non-GAAP adjustments shown in the reconciliation above:

	Nine months ended
	December 27, 2015		December 28, 2014
	Pre-tax	Net of tax	Pre-tax	Net of tax
	($ millions)		($ millions)
(1) Restructuring - Americas	$1.5	$0.9	$—	$—
(1) Restructuring and other exit charges - EMEA	4.6	3.5	4.1	3.2
(1) Restructuring - Asia	0.9	0.9	1.9	1.4
(2) Competition investigations and related legal charges - EMEA	4.0	3.4	—	—
(2) Reversal of legal accrual, net of fees - Americas	(0.8)	(0.5)	(16.2)	(9.9)
(2) Gain on disposition of equity interest in Altergy - Americas	—	—	(2.0)	(2.0)
(3) ERP system implementation - Americas	2.8	1.7	1.4	0.9
(4) Stock-based compensation of senior executives - Americas	—	—	3.7	2.8
(4) Stock-based compensation of senior executives - EMEA	—	—	2.7	2.0
(4) Stock-based compensation of senior executives - Asia	—	—	0.7	0.5
(5) Gain on sale of facility - Asia	(4.3)	(3.3)	—	—
(6) Acquisition activity expense - Americas	0.2	0.2	0.2	0.2
(6) Acquisition activity expense - Asia	0.3	0.2	0.2	0.2
(7) Tax benefit related to stock-based compensation of senior executives	—	(1.0)	—	—
Total Non-GAAP adjustments	$9.2	$6.0	$(3.3)	$(0.7)

EMEA - Europe, Middle East and Africa

Summary of Earnings (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	December 27, 2015	December 28, 2014
Net sales	$573.6	$611.6
Gross profit	145.8	157.3
Operating expenses	87.1	86.2
Restructuring charges	3.2	2.4
Operating earnings	55.5	68.7
Earnings before income taxes	49.0	64.6
Net earnings attributable to EnerSys stockholders	$38.5	$49.2

Net earnings per common share attributable to EnerSys stockholders:
Basic	$0.87	$1.09
Diluted	$0.86	$1.04
Dividends per common share	$0.175	$0.175
Weighted-average number of common shares used in per share calculations:
Basic	44,394,925	45,188,942
Diluted	44,976,204	47,368,173

	Nine months ended
	December 27, 2015	December 28, 2014
Net sales	$1,704.8	$1,875.6
Gross profit	451.2	482.4
Operating expenses	261.2	272.2
Restructuring charges	7.0	6.0
Legal accrual / (reversal of legal accrual, net of fees)	3.2	(16.2)
Gain on sale of facility	(4.3)	—
Operating earnings	184.1	220.4
Earnings before income taxes	164.8	209.5
Net earnings attributable to EnerSys stockholders	$126.9	$154.7

Net earnings per common share attributable to EnerSys stockholders:
Basic	$2.85	$3.36
Diluted	$2.76	$3.19
Dividends per common share	$0.525	$0.525
Weighted-average number of common shares used in per share calculations:
Basic	44,524,289	46,073,961
Diluted	45,912,659	48,543,896

EnerSys also announced that it will host a conference call to discuss the Company's third quarter fiscal year 2016 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Friday, January 29, 2016 at 9:00 a.m., Eastern Time, will be hosted by John D. Craig, Chairman and Chief Executive Officer, David M. Shaffer, President and Chief Operating Officer, and Michael J. Schmidtlein, Chief Financial Officer.

The call will also be Webcast on EnerSys' website. There will be a free download of a compatible media player on the Company’s web site at http://www.enersys.com.

The conference call information is:

Date:	Friday, January 29, 2016
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	877-359-9508
International Dial-In Number:	224-357-2393
Passcode:	85043834

A replay of the conference call will be available from 12:30 p.m. on January 29, 2016 through midnight on February 29, 2016.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	855-859-2056
International Replay Number:	404-537-3406
Passcode:	85043834

For more information, contact Thomas O'Neill, Vice President and Treasurer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040; Web site: www.enersys.com.

EDITOR'S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including medical, aerospace and defense systems. Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers. The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from either its cash dividend or its stock buy back programs, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations," including "Forward-Looking Statements," set forth in EnerSys’ Quarterly Report on Form 10-Q for the period ended December 27, 2015. No undue reliance should be placed on any forward-looking statements.